UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 10, 2005

AmericasBank Corp.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-22925	52-2090433
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 York Road Towson, Maryland	21204
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: 410-823-0500

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-k filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CRF 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 SFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e- 4 (c))

ITEM 5.02. AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 10, 2005, the Company filed with the Maryland State Department of Assessments and Taxation, Articles of Amendment (“Articles”) increasing the aggregate number of shares of common stock authorized to issue from 10,000,000 shares to 30,000,000 shares.

The Board of Directors of the Company had previously approved and voted to recommend the Articles to the Company’s stockholders for their consideration. The Articles were submitted to the Company’s stockholder for their consideration at the Company’s annual meeting held on June 16, 2005. The Company’s stockholders approved the Articles.

The Articles increase the total authorized capital stock of the Company from fifteen million shares, consisting of ten million shares of common stock, with a par value of $0.01 per share, and five million shares of preferred stock, with a par value of $0.01 per share, to thirty five million shares, consisting of thirty million shares of common stock, with a par value of $0.01 per shares, and five million shares of preferred stock, with a par value of $0.01 per share.

A copy of the Articles, which became effective on the filing date of August 10, 2005, is attached hereto as an exhibit and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)	Not applicable

(b)	Not applicable

(c)	Exhibits –

3.0 Articles of Amendment of AmericasBank Corp. filed with the Maryland State Department of Assessments and Taxation on August 10, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICASBANK CORP.

August 16, 2005	By:	/s/ Mark H. Anders
Mark H. Anders, President

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